EXHIBIT 13.1

CERTIFICATION

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2006 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

João M. Giffoni Castro Neves, the Chief Executive Officer and Gustavo Castelli, the Chief Financial Officer of Quilmes Industrial (Quinsa), Société Anonyme, each certifies that, to the best of his knowledge:

1.	the report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Quilmes Industrial (Quinsa), Société Anonyme.

Date:  September 14, 2007

QUILMES INDUSTRIAL (QUINSA), SOCIÉTÉ ANONYME

By:	/s/ João M. Giffoni Castro Neves

	Name:	João M. Giffoni Castro Neves
	Title:	Chief Executive Officer

QUILMES INDUSTRIAL (QUINSA), SOCIÉTÉ ANONYME

By:	/s/ Gustavo Castelli

	Name:	Gustavo Castelli
	Title:	Chief Financial Officer